EXHIBIT 99.1

For Immediate Release

Contacts for VIATEL:

Glenn K. Davidson, Vice President, Corporate Communications & External Affairs Cindy Glynn, Director of Investor Relations
+1-212-350-9200

Contacts for DESTIA:
Joe Mansi, KCSA Public Relations
+1-212-896-1205
Bob Juneja, Vice President, Corporate Development
+1-201-226-4500

                VIATEL AND DESTIA ANNOUNCE BUSINESS COMBINATION
     Combined Companies Have Formidable Presence Throughout Western Europe
                         Significant Synergies Expected

NEW YORK, NY (August 27, 1999) - Viatel, Inc. (Nasdaq: VYTL) and Destia Communications, Inc. (Nasdaq: DEST) today announced that they have agreed on the terms of an all stock transaction through which Viatel will purchase all of the outstanding shares of Destia. As part of the transaction, the holders of over 50% of Destia's voting shares have entered into agreements pursuant to which they have agreed to vote their respective shares in favor of the transaction. Furthermore, the Boards of Directors of Viatel and Destia have unanimously agreed to recommend the approval of the transaction to their respective stockholders. The combined company will have a market capitalization of approximately $2.0 billion and latest quarter annualized consolidated revenue of approximately $576.0 million.

Under the terms of the proposed transaction, Viatel will exchange 0.445 share of its common stock for each share of Destia's common stock. Based on yesterday's closing price of Viatel's common stock of $41.875, this exchange offer values each Destia share at $18.63.

Michael J. Mahoney, Viatel's Chairman, President and Chief Executive Officer, said: "I am very pleased that Viatel and Destia have agreed to join forces. As a result of this combination, we are able to more fully leverage the capabilities and efficiencies of Viatel's global network, which includes the celebrated Circe Pan-European Network; jump-start our entry into the lucrative UK and Swiss markets; augment our end-user customer base; and advance our introduction of data and Internet-based services. Destia's sales and marketing expertise, solid distribution channels and high-quality customer care and billing systems will accelerate our penetration of end-user markets. Further, the operating synergies of the combined company will make us stronger and more competitive in the marketplace."

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Alfred  West,  Destia's  Chairman  and  Chief  Executive  Officer,  added:  "The combination of Destia's end-user focused strategies and customer base with Viatel's state-of-the-art fiber optic network will make us a formidable force in the European telecommunications business. By combining with Viatel, we will now be able to offer our small and medium-sized business customers a wide array of services, including IP and ATM-based broadband services, multimedia services, high-speed Internet access and virtual private network services."

The transaction is expected to be accretive to Viatel's operations, is intended to qualify as a tax-free reorganization, and will be accounted for as a purchase. Consummation of the merger, which is expected to be completed by year end, is subject to certain conditions, including the receipt of the requisite approval of each company's stockholders, receipt of certain regulatory approvals and fulfillment of other customary closing conditions.

The companies have concluded that their businesses are highly complementary and that a wide range of economic, strategic and operational benefits will arise from the combination, including: geographic expansion; increased network capacity, resilience and efficiency; a larger and more experienced sales force; significant savings in capital expenditures; a reduction in operating costs as well as operational growth synergies; and an accelerated roll-out of both companies' data services strategies.

The combined company will have:

[    ] A market capitalization of approximately $2.0 billion.

[ ] Latest quarter annualized consolidated revenues of approximately $576.0 million.

[ ] Over 500,000 customers in Western Europe. 3Sales offices in 22 European cities with approximately 380 sales and marketing professionals.

[    ] Substantial management depth.

[    ] A formidable presence throughout Western Europe:

     --   A  fully-licensed  provider  of  telecommunications   services  in  10
          European countries (Austria, Belgium, France, Germany, Ireland, Italy, The Netherlands, Spain, Switzerland and the United Kingdom).

     --   Licenses to own and  operate  infrastructure  in 7 European  countries
          (Belgium,   France,  Germany,  Ireland,  Italy,  The  Netherlands  and
          Switzerland).

     -- Operational interconnection with 9 incumbent telecommunications providers (British Telecom, Cable and Wireless, KPN, Belgacom, Telecom Italia, France Telecom, Deutsche Telekom, Swisscom and Telekom Austria).

     -- Over 3,000 route kilometers of high capacity, fiber-optic, broadband network infrastructure (Circe Pan-European Network) already in commercial service in Western Europe, with an additional 5,700 route kilometers scheduled to go into service by mid-year 2000.


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[    ] A global network with:

     -- 29 Nortel DMS switches, including redundant gateway switches in New York and London.

     -- Ownership interests in substantial capacity across the United States, Canada and the Atlantic Ocean.

     -- Over 200 network points of interconnection in Europe, the United States and Canada.

[ ] broad portfolio of business and consumer-oriented telecommunications services.

Mr. Mahoney will continue to serve as Chairman of the Board, President and Chief Executive Officer of the combined company and Mr. West will serve as Viatel's Vice Chairman. In his position as Vice Chairman, Mr. West will help guide and direct the combined company's product and services strategy. Alan L. Levy, Destia's President and Chief Operating Officer, will become a Viatel director and assume the position of Chief Operating Officer.

ING Barings is acting as financial advisor to Viatel. Morgan Stanley Dean Witter is acting as financial advisor to Destia.

About Viatel. Viatel, Inc. is a facilities-based, integrated provider of telecommunications services to a variety of end-users, including individual consumers, businesses and carriers in more than 230 countries and territories worldwide. It also provides high-speed, high-capacity and high-quality bandwidth to companies, carriers and Internet service providers.

Viatel's market focus is Western Europe and North America. The Company is a licensed provider of telecommunications services in Belgium, France, Germany, Ireland, Italy, The Netherlands, Spain, Switzerland, the United Kingdom and the United States. It currently operates the largest pan-European broadband network, with international gateways in New York and London; international network operations centers located in Egham, England and Somerset, New Jersey; network points of interconnection in over 57 European cities; a direct sales force in 12 Western European cities; and indirect sales outlets in more than 180 additional locations throughout Western Europe.

Furthermore, Viatel is investing more than $700 million in the development, construction and operation of its Circe Pan-European Network - an 8,700 route kilometer, state-of-the-art, cross-border, fiber-optic network linking over 40 cities in Western Europe. Phases One and Two of the Circe Network - consisting of over 3,000 route kilometers linking London in the United Kingdom; Amsterdam and Rotterdam in The Netherlands; Brussels and Antwerp in Belgium; Paris, Amiens, Nancy and Strasbourg in France; and Dusseldorf, Frankfurt and Mannheim in Germany - are in service and carrying commercial traffic.


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About  Destia.  Destia is a  rapidly  growing,  international,  facilities-based provider of  telecommunications  services in Europe and North America.  Destia's
customer  base  consists  of  residential  customers,   small  and  medium-sized
businesses and other telecommunications carriers. Destia currently offers a broad portfolio of telecommunications services including international and domestic long distance, calling card and prepaid card services and Internet access.

For additional information, visit Viatel's website at www.Viatel.com or Destia's website at www.Destia.com

                                      # # #

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties, including construction risks and other risks detailed from time to time in each company's registration statements and reports filed with the Securities and Exchange Commission, including those contained in their respective Annual Reports on Form 10-K for the year ended December 31, 1998